EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to the Capella Education Company 2014 Equity Incentive Plan of our reports dated February 20, 2014, with respect to the consolidated financial statements and schedule of Capella Education Company, and the effectiveness of internal control over financial reporting of Capella Education Company included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 29, 2014